AMENDMENT NO. 2

TO FOURTH AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

This Amendment No. 2 (the “Amendment”) to the Fourth Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the “Trust”) amends, effective, January 16, 2019, the Fourth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 11, 2017, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to add the following series portfolios – Invesco Oppenheimer Intermediate Term Municipal Fund, Invesco Oppenheimer Municipal Fund, Invesco Oppenheimer Rochester® AMT-Free Municipal Fund, Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund, Invesco Oppenheimer Rochester® California Municipal Fund, Invesco Oppenheimer Rochester® Municipals Fund, Invesco Oppenheimer Rochester® High Yield Municipal Fund, Invesco Oppenheimer Rochester® Limited Term California Municipal Fund, Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund, Invesco Oppenheimer Rochester® New Jersey Municipal Fund, and Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund (collectively, the “Funds”);

WHEREAS, each of the Funds will have multiple share classes, each of which will be reflected on Schedule A, as amended hereby;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 23, 2018.

By:	/s/ Jeffrey H. Kupor
Names: Jeffrey H. Kupor
Title: Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco High Yield Municipal Fund	Class A Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Intermediate Term Municipal Income Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Limited Term Municipal Income Fund	Class A Shares Class A2 Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Municipal Income Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares

Invesco New York Tax Free Income Fund	Class A Shares Class C Shares Class F Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Oppenheimer Intermediate Term Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® AMT-Free Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® California Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® Municipals Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® High Yield Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Oppenheimer Rochester® Limited Term California Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® New Jersey Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund	Class A Shares Class C Shares Class Y Shares Class R6 Shares

Invesco Tax-Exempt Cash Fund	Class A Shares Class Y Shares Class F Shares Class R6 Shares Class T Shares Investor Class Shares”